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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF
                            PROASSURANCE CORPORATION


     Pursuant to Section 241 of the General Corporation Law of the State of Delaware. ProAssurance Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

     First: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 20, 2000;

     Second: The Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions amending the Certificate of Incorporation of the Corporation;

     Third: The second sentence of Section C of Article Sixth of the Certificate of Incorporation of the Corporation, is hereby deleted in its entirety and replaced with the following;

     "If the number of directors is not evenly divisible by three (3), one additional director shall be allocated to Class I and, if Necessary, to Class II."

     Fourth:  The Corporation has not received payment for any of its stock;

     Fifth: The amendment to the Certificate of Incorporation of the Corporation as set forth herein was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chairman and attested by its Secretary effective the 25th day of June, 2001.


                                                      PROASSURANCE CORPORATION

                                                        /S/ A. DERRILL CROWE
                                                    ----------------------------
                                                     A. Derrill Crowe, Chairman

Attest:

/S/ JAMES J. MORELLO
----------------------------
James J. Morello, Secretary